Exhibit 10.1
SECURED PROMISSORY NOTE

$4,847,927.25	Houston, Texas	October 15, 2010
Please note this amount is not the total for sales order EQL1475. It represents the amount invoiced on September 23, 2010
     FOR VALUE RECEIVED, the undersigned, MITCHAM INDUSTRIES, an entity organized under the laws of Texas (hereinafter called “Maker”, whether one or more), jointly and severally, promises to pay to the order of SERCEL, INC., an Oklahoma corporation (hereinafter called “Payee”, which term shall herein in every instance refer to any owner or holder of this Note), the sum of Four Million Eight Hundred Forty Seven Thousands Nine Hundred Twenty Seven United States Dollars and Twenty Five United States Cents, $4,847,927.25, together with interest on the principal hereof from time to time outstanding from the date hereof until maturity at the per annum rate hereinafter stated, said principal and interest being payable in lawful money of the United States of America at the offices of 17200 Park Row, Houston, Harris County, Texas 77084, or at such other place which Payee may hereafter designate in writing.
     The unpaid principal amount from time to time outstanding on this Note shall bear interest during each day of the term of the loan evidenced hereby at a fixed per annum rate of eight percent (8%) per annum. The interest rate applicable to the unpaid principal amount from time to time outstanding on this Note, whether prior to or following maturity, is referred to herein as the “Agreed Rate”. After maturity (whether by acceleration in the event of default or otherwise), all amounts outstanding hereunder shall bear interest at the Highest Lawful Rate (as such term is hereinafter defined).
     Interest on this Note shall be calculated on a per annum basis of 365 days;
     All sums paid hereon (whether regularly scheduled payment or prepayment) shall be applied first to the satisfaction of accrued unpaid interest and the remainder, if any, to the reduction of the principal balance hereof.
     This Note is due and payable as follows: a down payment of One Million Two Hundred Ten Thousand Six Hundred Seventy Two United States Dollars and Twenty Five United States Cents, $1,210,672.25 is due at time of signing this note. The remaining balance to be paid in eighteen (18) monthly installments of principal and interest that is defined in the Attached Payment Schedule, Appendix A, the first such installment being due and payable on or before November 15, 2010, and continuing regularly thereafter on the 15th day of each month thereafter through and including April 30, 2012, at which time the entire remaining outstanding principal balance of this Note and all unpaid accrued interest, if not sooner paid, shall be due and payable in full.
     Maker shall have the privilege to prepay this Note at any time, and from time to time, in whole or in part, without penalty or fee. All such partial prepayments applied against the principal under this Note shall be applied in the inverse order of maturity. Any
SERCEL — MITCHAM INDUSTRIES
EQL1475
October 15, 2010

prepayment of principal under this Note shall include accrued interest to the date of prepayment on the principal amount being prepaid.
     In the case of an Event of Default (as defined below), then Payee shall have the option, to the extent permitted by applicable law, to declare this Note due and payable (unless, as provided below, an Event of Default occurs which causes this Note to be automatically due and payable, upon which no declaration shall be required), whereupon the entire unpaid principal balance of this Note and all accrued unpaid interest thereon shall thereupon at once mature and become due and payable without presentment, demand, protest or notice of any kind (including, but not limited to, notice of intention to accelerate or notice of acceleration), all of which are hereby expressly waived by Maker.
     The occurrence of any one or more of the following events with regard to Maker shall constitute an Event of Default hereunder:
(A)	Maker shall fail to pay, for a period longer than three (3) days after when due, any installment of principal or interest hereunder or under any other instrument or agreement between Maker and Payee;

(B)	Maker shall fail to perform any of the obligations, covenants or agreements legally imposed by the terms of this Note or any instrument securing its payment or any of the obligations, covenants or agreements legally imposed by the terms of any other instrument or agreement between Maker and Payee, including the Security Agreement (as defined below), which is not cured within ten (10) days after Maker receives written notice from Payee;

(C)	Maker shall breach any representation and warranty made under this Note or under the Security Agreement (as defined below) ;

(D)	Maker shall be merged with any entity when Maker is not the surviving company or all or part of its assets or businesses are transferred to any third party.

(E)	Maker shall admit its inability to pay its debts as they mature or shall make any assignment for the benefit of itself or any of its creditors;

(E)	Maker or any guarantor hereof shall default in the payment of any other indebtedness Maker or any guarantor hereof owes to Payee or default in the performance of any obligation set forth in any instrument securing the payment of any other indebtedness Maker or such guarantor owes to Payee;

(F)	A receiver or trustee shall be appointed for the Maker or for any substantial part of its assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of the Maker and, except with respect to any such appointments requested or instituted by Maker, such receiver or trustee shall not be discharged within thirty (30) days of his appointment, and, except with respect to any such proceedings instituted by Maker, such
SERCEL — MITCHAM INDUSTRIES
EQL1475
October 15, 2010

proceedings shall not be discharged within thirty (30) days of their commencement, or Maker shall discontinue business or materially change the nature of its business; or

(G)	A creditor of Maker shall file or commence any levy of attachment, execution or other similar process against assets of Maker valued in excess of $25,000 which potential loss is not covered by insurance or which proceeding is not being contested in good faith by Maker, or obtain possession of any of the Collateral (as defined in the Security Agreement) by any means, including (without implied limitation) levy, distraint, replevin, or self-help.
     Following the occurrence of any Event of Default, the Payee at its option, may declare the entire principal balance and accrued interest owing hereon at once and immediately due and payable on demand and the entire unpaid principal amount owed hereunder, all interests accrued thereon and all other obligations of the Maker shall automatically become due and payable without further action of any kind. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of a subsequent default. The occurrence of events mentioned in points D to G inclusive shall cause this Note to be automatically accelerated and to be due and payable in its entirety without any other declaration.
     It is the intention of the parties hereto to conform strictly to applicable usury laws as in effect from time to time during the term of this Note. Accordingly, it is agreed that, notwithstanding any provision of this Note to the contrary, if any transaction or transactions contemplated hereby would be usurious under applicable law (including the laws of the United States of America, or of any other jurisdiction whose laws may be mandatory), then, in that event, notwithstanding anything to the contrary in this Note, or any agreement entered into in connection with this Note, it is agreed as follows: (i) the provisions of this paragraph shall govern and control; (ii) the aggregate of all interest under applicable law that is contracted for, charged or received under this Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be promptly credited to Maker by Payee (or, if such consideration shall have been paid in full, such excess shall be promptly refunded to Maker by Payee); (iii) neither Maker nor any other person or entity now or hereafter liable in connection with this Note shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum interest permitted by the applicable usury laws; and (iv) the effective rate of interest shall be ipso facto reduced to the Highest Lawful Rate. All sums paid, or agreed to be paid, to Payee for the use, forbearance and detention of the indebtedness of Maker to Payee shall, to the extent permitted by applicable law, be amortized, pro rated, allocated and spread throughout the full term of the indebtedness described in this Note, until payment in full so that the actual rate of interest does not exceed the Highest Lawful Rate in effect at any particular time during the full term thereof. The maximum lawful interest rate, if any, referred to in this paragraph that may accrue pursuant to this Note is referred to herein as the “Highest Lawful Rate”. If at any time the Agreed Rate shall exceed the Highest Lawful Rate, and thereafter the Agreed Rate should become less than the Highest Lawful Rate, the rate of interest payable in such latter time shall be the Highest Lawful Rate until Payee shall have received
SERCEL — MITCHAM INDUSTRIES
EQL1475
October 15, 2010

the amount of interest which Payee would have otherwise received if the Agreed Rate had not been limited by the Highest Lawful Rate during the period of time that the Agreed Rate exceeded the Highest Lawful Rate. If at maturity or final payment of this Note the total amount of interest paid or accrued under the foregoing provisions is less than the total amount of interest which would have accrued if the Agreed Rate had at all times been in effect, then Maker agrees to pay to Payee, to the extent allowed by law, an amount equal to the difference between (a) the lesser of (i) the amount of interest which would have accrued if the Highest Lawful Rate had at all times been in effect or (ii) the amount of interest which would have accrued if the Agreed Rate had at all times been in effect, and (b) the amount of interest accrued in accordance with the other provisions of this Note.
     Except as otherwise provided herein, Maker and any and all sureties, guarantors and endorsers of this Note and all other parties now or hereafter liable hereon severally waive grace, demand, presentment for payment, protest, notice of any kind (including, but not limited to, notice of dishonor, notice of protest, notice of intention to accelerate and notice of acceleration) and diligence in collecting and bringing suit against any party hereto and agree (i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this Note, (iii) to the release of any party primarily or secondarily liable hereon, and (iv) that it will not be necessary for Payee, in order to enforce payment of this Note, to first institute or exhaust Payee’s remedies against Maker or any other party liable therefore or against any security for this Note.
     In the event of any default hereunder and this Note is collected by suit or legal proceedings or through bankruptcy proceedings, Maker agrees to pay, in addition to all other amounts owing hereunder, all expenses and costs of collection, including reasonable attorney’s fees incurred by the holder hereof.
     If any payment of principal or interest on this Note shall become due on a Saturday, Sunday or legal banking holiday, such payment shall be made on the next succeeding business day and such extension of time shall in such case be included in computing interest in connection with such payment.
     Any check, draft, money order or other instrument given in payment of all or any portion hereof may be accepted by Payee and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of Payee except to the extent that actual cash proceeds of such instrument are unconditionally received by Payee. In connection therewith, any such payments received by the holder hereof after noon of any business day shall be posted and applied to the indebtedness evidenced by this Note on the next business day of the holder hereof.
     Maker shall pay to Payee a late charge of five percent (5%) of any monthly installment not received by Payee within five (5) days after the installment is due.
     This Note has been executed and delivered in and shall be construed in accordance with and governed by the laws of the State of Texas and of the United States of America, except that Tex. Fin. Code Ann. Ch. 346, as amended (which regulates certain revolving
SERCEL — MITCHAM INDUSTRIES
EQL1475
October 15, 2010

credit loan accounts and revolving tri-party accounts) shall not apply hereto. Debtor irrevocably submits to the exclusive jurisdiction of Texas courts for the purpose of any action or other proceeding arising out of this Agreement. The Parties expressly waive any right to a trial by jury in any action or proceeding to enforce or defend any rights under this Agreement and agree that any such action or proceeding shall be tried before a court and not before a jury.
     Maker represents, warrants and covenants that (i) the loan evidenced by this Note is made solely for business, commercial or investment purposes (and not for personal, family, or agricultural purposes), (ii) Maker is a corporation in existence and in good standing in its state of incorporation and in each state in which Maker’s business requires Maker to qualify to do business, (iii) Maker is duly authorized to enter into and execute this Note and each of the other documents and instruments executed in connection therewith and (iv) the person executing this note and all other documents executed in connection therewith is a duly elected officer of Maker and is authorized to execute this Note and (v) this Note represents valid and binding obligations of Maker enforceable in accordance with its terms.
     This Note, the obligations evidenced hereby or Payee’s rights hereunder may be assigned from time to time, and in any such case the assignee shall be entitled to all of the rights, privileges and remedies granted in this note and in any other documents and instruments executed in connection herewith.
     This Note is entitled to the benefits and security afforded by that certain Security Agreement of even date herewith executed by Maker in favor of Payee (the “Security Agreement”), creating a lien on certain personal property more fully described in said Security Agreement.

Maker’s Address:	MAKER: MITCHAM INDUSTRIES, a corporation organized under the laws of Texas
8175 Highway 75 South	By:	/s/ Robert P. Capps
Huntsville TX 77340		Name:	Robert P. Capps
USA		Title:	Executive Vice President

SERCEL — MITCHAM INDUSTRIES
EQL1475
October 15, 2010

Appendix A
EQL1475

Total Amount =	4,847,927.25
Number of Payments =	18
Down Payment	1,210,672.25

Interest Rate =	8.00%

Amount financed:	3,637,255.00

	Due Date	Payment	Principal	Interest	Principal Balance

Ship Date:	10/8/2010
1	November 15, 2010	215,443.09	185,149.24	30,293.85	3,452,105.76
2	December 15, 2010	215,443.09	192,744.31	22,698.78	3,259,361.45
3	January 15, 2011	215,443.09	193,297.29	22,145.80	3,066,064.15
4	February 15, 2011	215,443.09	194,610.65	20,832.44	2,871,453.50
5	March 15, 2011	215,443.09	197,821.02	17,622.07	2,673,632.48
6	April 15, 2011	215,443.09	197,277.04	18,166.05	2,476,355.44
7	May 15, 2011	215,443.09	199,160.20	16,282.89	2,277,195.23
8	June 15, 2011	215,443.09	199,970.64	15,472.45	2,077,224.59
9	July 15, 2011	215,443.09	201,784.63	13,658.46	1,875,439.96
10	August 15, 2011	215,443.09	202,700.37	12,742.72	1,672,739.59
11	September 15, 2011	215,443.09	204,077.63	11,365.46	1,468,661.96
12	October 15, 2011	215,443.09	205,786.13	9,656.96	1,262,875.82
13	November 15, 2011	215,443.09	206,862.45	8,580.64	1,056,013.37
14	December 15, 2011	215,443.09	208,499.44	6,943.65	847,513.93
15	January 15, 2012	215,443.09	209,684.64	5,758.45	637,829.29
16	February 15, 2012	215,443.09	211,109.35	4,333.74	426,719.93
17	March 15, 2012	215,443.09	212,730.79	2,712.30	213,989.14
18	April 15, 2012	215,443.09	213,989.14	1,453.95	0.00

		3,877,975.66	3,637,255.00	240,720.66

SERCEL — MITCHAM INDUSTRIES
EQL1475
October 15, 2010

SECURITY AGREEMENT
          This Security Agreement dated as of the 15th day of October, 2010 is between MITCHAM INDUSTRIES, an entity organized under the laws of Texas (“Debtor”), and SERCEL, INC., an Oklahoma corporation (“Secured Party”).
WITNESSETH:
          WHEREAS, effective as of the date hereof, Secured Party sold, transferred and conveyed to Debtor that certain equipment described on Exhibit “A” hereto (the “Equipment”), in exchange for a promissory note of Debtor to Secured Party in the original principal amount of Four Million Eight Hundred Forty Seven Thousand Nine Hundred Twenty Seven United States Dollars and Twenty Five Cents, $4,847,927.25, (*Please note this amount is not the total for sales order EQL1475. It represents the amount invoiced on September 23, 2010) dated of even date herewith (the “Note”);
          WHEREAS, Debtor desires to provide security to Secured Party for the performance and payment of the Note;
          NOW, THEREFORE, in consideration of the premises and agreements contained herein, Debtor and Secured Party hereby agree as follows:
          Section 1. Definitions. Any terms used in this Security Agreement that are defined in the Texas Business and Commerce Code (the “U.C.C.”) shall have the meaning assigned to those terms by the U.C.C. in effect as of the date hereof or as otherwise required by law.
          Section 2. Security Interest, Collateral and Obligations.
          2.01. Grant and Obligations. Debtor hereby grants to Secured Party a security interest in the Collateral as defined in Section 2.02 below to secure the performance and payment of the Obligations. “Obligations” shall mean, collectively, (a) the punctual payment of any and all amounts owing, or to be owing, by Debtor to Secured Party under the Note; and (b) any renewals, extensions, or rearrangements of the Note.
          2.02. Collateral. “Collateral” shall mean (i) the Equipment including all modifications thereto, substitutions and exchange, (ii) all proceeds, other profits, rentals or receipts, in whatever form , arising from the collection, sale, lease, exchange, assignment, licensing or other dispositions of, or realization upon, any Collateral described above including, without limitation, all claims of Debtor against third parties for loss of, damage to or destruction of, or for proceeds payable under policies of insurance with respect to any Collateral, in each case whether now existing or hereafter arising, (iii) all books and records relating to the Equipment in the possession or control of Debtor.
          Section 3. Debtor’s Representations, Warranties and Agreements. Debtor represents and warrants to Secured Party and agrees that:
SERCEL — MICHAM INDUSTRIES
EQL1475
October 15, 2010

          3.01. Disposal of Collateral. Debtor will not sell, transfer or otherwise dispose of any of the Collateral.
          3.02. Information. Debtor shall keep accurate and complete records of the Collateral, shall give Secured Party or its representatives reasonable access to such records during normal business hours and upon prior written notice to Debtor shall provide such other information concerning Debtor and the Collateral as Secured Party may reasonably require. The address of Debtor’s place of business, chief executive office and office where Debtor keeps its records concerning the Collateral is at the address set forth beside Debtor’s signature on this Security Agreement. Debtor shall notify Secured Party ten (10) days in advance of any change in its address, any change of or additions to the location of its place of business, chief executive office or office where it keeps its records, and any change in its name, identity, or structure.
          3.03. Other Liens. There is no certificate of title, financing statement or other writing showing any lien on the Collateral. Debtor has good and marketable title to the Collateral, free and clear of all other liens and encumbrances, subject only to the security interest of Secured Party. Debtor has full power and lawful authority to grant to Secured Party a security interest in the Collateral as provided in this Security Agreement. Debtor will defend the Collateral against the claims and demands of all third persons and will not permit the creation of any charge, lien, security interest, adverse claim or encumbrance of any and every nature whatsoever against the Collateral or any part thereof.
          3.04. Covenants Concerning the Collateral. The Collateral shall remain in Debtor’s possession or control. Debtor shall bear all risk of loss with respect to the Collateral. At any reasonable time and upon reasonable prior written notice to Debtor, Secured Party may inspect during normal business hours the Collateral. Debtor shall assist Secured Party in making any such inspection. Debtor shall maintain all equipment that is Collateral in the same good condition existing as of the date of this Security Agreement, except for reasonable wear and tear, and such equipment will not be used in violation of any statute or ordinance or in a not careful and improper manner. Debtor shall replace within a reasonable time all parts that may be worn out, lost, destroyed or otherwise rendered unfit for use with appropriate replacement parts.
          3.05. Insurance. Debtor will maintain reasonable amounts of insurance on the Collateral (in an amount not less than the outstanding balance under the Note) and name the Secured party as a loss payee and additional insured on its policies of insurance. Such insurance shall also include general liability insurance in an amount of not less than $1,000,000 per incident and $5,000,000 in the aggregate. If any insurance required hereby expires, is cancelled or is otherwise not in full force and effect, at Secured Party’s option, Secured Party may obtain replacement insurance, which may, but need not, be single interest insurance in favor of Secured Party. Secured Party may pay the premiums thereunder and add the amount of such premiums to the Obligations. Debtor agrees to reimburse Secured Party on demand for any amounts so paid.
          The all risk policy shall (i) name Secured Party and its assigns as sole loss payee (ii) contain a breach of warranty endorsement insuring Secured Party and its assigns notwithstanding a breach or violation of the policy by Debtor; (iii) be issued by a company that is approved to do business in the State of Texas and that is acceptable to Secured Party in its sole discretion; (iv) contain a clause in a form acceptable to Secured Party providing that the insurer shall waive all of
SERCEL — MICHAM INDUSTRIES
EQL1475
October 15, 2010

its rights of recovery, under legal or conventional subrogation or otherwise, against Secured Party, and (v) provide for no less than thirty (30) days prior written notice of cancellation or non-renewal to Lessor and its successors or assigns.
          Debtor hereby appoints Secured Party as its attorney-in-fact with full power, rights, and authority with respect to the policies required under this Section, including, without limitation, the right to request payments and execute and endorse all documents, checks, drafts or other instruments necessary or advisable to secure payments due under any policy required under this Section._ The foregoing appointment shall not relieve Debtor from its obligation to procure the insurance policies required herein, to make timely insurance claims and to otherwise cooperate with insurance carriers. Proceeds from any policy required hereunder shall be made payable first to Secured Party to the extent of its liability or loss, if any. Debtor shall deliver to Secured Party a certificate of insurance with respect to the policy required under this Section together with a copy of the endorsement naming Secured Party as additional insured and loss payee not later than the Effective Date, and a certificate of insurance with respect to each renewal or replacement thereof not later than fifteen (15) days before any such insurance policy expires. Lessee will be responsible for all deductible amounts.
          3.06. Further Assurances. Debtor will do, make, procure, execute and deliver all acts, things, writings and assurances as Secured Party may at any time reasonably request to perfect, protect, assure or enforce its interest, rights and remedies created by or arising in connection with this Security Agreement, including the execution of financing statements.
          3.07. Power, Authority and Existence. The execution, delivery and performance of this Security Agreement and all other instruments and agreements executed by Debtor are within Debtor’s power and authority, are not on the date of execution of this Agreement and thereafter will not be in contravention of law, or any indenture, agreement or undertaking to which Debtor is a party or by which Debtor is bound or will be bound after the execution of this Agreement.
          3.08. Assessments. Debtor shall promptly pay when due all taxes, assessments, license fees, registration fees, and governmental charges levied or assessed against Debtor or with respect to the Collateral or any part thereof.
          3.09. Time of the Essence. Debtor agrees that in performing any act under this Security Agreement, time shall be of the essence and Secured Party’s acceptance of partial or delinquent payments, or failure of Secured Party to exercise any right or remedy, shall not be a waiver of any obligation of Debtor or right of Secured Party or constitute a waiver of any similar or dissimilar default subsequently occurring.
          Section 4. Event of Default. Debtor shall be in default under this Security Agreement (any such default being referred to as an “Event of Default”) if a default has occurred in any obligation of Debtor under the Note or this Security Agreement or if the Debtor is in the breach of any representation, warranty, covenant, agreement or condition hereunder.
          Section 5. Rights of Secured Party.
SERCEL — MICHAM INDUSTRIES
EQL1475
October 15, 2010

          5.01. Rights After Default. Secured Party may, in its discretion, after the occurrence of an Event of Default: (a) bring any action at law or in equity to protect its interest in the Collateral or to obtain damages for or to prevent deterioration or destruction of the Collateral other than ordinary wear and tear in connection with its intended primary use and (b) exercise any right of a secured creditor under the U.C.C. or other applicable laws or(c) exercise any right of a debtor under maritime laws.
          5.02. Discharges, Liens, etc. At its option, Secured Party may make payments to discharge taxes, liens or security interest or other encumbrances at any time levied or placed on the Collateral and take any other action necessary to obtain, preserve, and enforce the security interest and the rights and remedies granted in this Security Agreement and maintain and preserve the Collateral. Such payments and any other expenses incurred by Secured Party in taking such action shall become part of the Obligations. Debtor agrees to reimburse Secured Party on demand for any such payments made or expenses incurred by Secured Party.
          5.03. U.C.C. Remedies. Upon the occurrence and during the continuance of an Event of Default, and at any time thereafter, Secured Party may declare the Obligations or any part thereof immediately due and payable, without demand, notice of intention to accelerate, notice of acceleration, notice of non payment, presentment, protest notice of dishonor or any other notice whatsoever all of which are hereby waived by Debtor and may demand payment of the Obligations and shall have the rights and remedies of a secured party under the U.C.C. or any other applicable laws, including without limitation, the right to sell, lease or otherwise dispose of any or all of the Collateral in any manner allowed by the U.C.C. Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient for both parties. Secured Party shall have the right to take possession of all or any part of the Collateral or any security therefore and of all books, records, papers and documents of Debtor or in Debtor’s possession or control relating to the Collateral and may lawfully and without breach of the peace enter upon any premises upon which any of the Collateral or any security therefore or any of such books, records, papers or documents are situated and remove the same therefrom without any liability for trespass or damages thereby occasioned unless arising out of Secured Party’s gross negligence or willful misconduct. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will send Debtor ten (10) days’ prior written notice of the time and place of any public sale or other disposition thereof or of the time after which any private sale or other disposition thereof is to be made. The requirement of sending reasonable notice shall be met if such notice is deposited in the U.S. Mail, postage prepaid, certified mail, return receipt requested, addressed to Debtor at the address set forth beside Debtor’s signature on this Security Agreement at least ten (10) days before the time of the sale or disposition of the Collateral. Debtor shall be liable for all expenses, including without limitation, reasonable attorneys’ fees and court costs, actually incurred by Secured Party in repossessing, storing, preparing for sale, lease or other disposition, or selling, leasing or otherwise disposing of the Collateral. The Collateral may be sold, leased or otherwise disposed of as an entirety or in such parcels as Secured Party may elect, and it shall not be necessary for Secured Party to have actual possession of the Collateral or to have it present when the sale, lease or other disposition is made. Debtor shall remain liable for any deficiency.
SERCEL — MICHAM INDUSTRIES
EQL1475
October 15, 2010

          5.04. No Waiver. Debtor may remedy any Event of Default and the Secured Party may waive any Event of Default without waiving any other Event of Default. The remedies of Secured Party are cumulative, and the exercise or partial exercise of any one or more of the remedies provided for herein shall not be construed as a waiver of any of the other remedies of Secured Party. No delay of Secured Party in exercising any power or right shall operate as a waiver thereof. Secured Party’s failure to exercise this security interest against all or any portion of the Collateral at any time, does not waive any right of Secured Party to later assert any or any other right, power or remedy of Secured Party with respect to such Collateral as provided herein.
          5.05. Assignment. This Security Agreement, the Obligations or Secured Party’s rights hereunder may be assigned from time to time by the Secured Party, and in any such case the assignee shall be entitled to all of the rights, privileges and remedies granted in this Security Agreement to Secured Party.
          Section 6. Additional Agreements.
          6.01. Miscellaneous. “Secured Party” and “Debtor” as used in this Security Agreement include the successors, legal representatives, receivers and assigns of those parties. The divisions of this Security Agreement into sections and subsections and the titles thereto have been made for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this Security Agreement.
          6.02. Choice of Law. Unless expressly provided elsewhere in this Security Agreement, this Security Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas. Debtor irrevocably submits to the exclusive jurisdiction of Texas courts for the purpose of any action or other proceeding arising out of this Agreement.
     The Parties expressly waive any right to a trial by jury in any action or proceeding to enforce or defend any rights under this Agreement and agree that any such action or proceeding shall be tried before a court and not before a jury.
          6.03. Illegality. If any provision of this Security Agreement is rendered or declared invalid, illegal or ineffective by reason of any existing or subsequently enacted legislation or by decree of a court of competent jurisdiction, such legislation or decree shall not impair, invalidate or nullify the remainder of this Security Agreement which shall remain in full force and effect.
          6.04. Continuing Agreement. The security interest hereby granted and all of the terms and provisions in this Agreement shall be deemed a continuing agreement. They shall continue in full force and effect and remain effective between the parties until full and indefeasible payment of the Obligations.
SERCEL — MICHAM INDUSTRIES
EQL1475
October 15, 2010

          6.05. Amendments. No modification, variation or amendment of or to this Security Agreement shall be effective unless in writing signed by Debtor and Secured Party.
          6.06. Notice. Any notice or demand to Debtor or Secured Party hereunder or in connection herewith may be given and shall conclusively be deemed and considered to have been given and received upon the deposit thereof in the U.S. Mail, in writing, duly stamped and mailed by certified mail, return receipt requested and addressed to the address set forth on this Security Agreement, or at such other address as Debtor or Secured Party may designate to the other in writing.
DEBTOR:

Address:	MITCHAM INDUSTREIS
8175 Highway 75 South	By:	/s/ Robert P. Capps
Huntsville, TX 77340		Name:	Robert P. Capps
		Title:	Executive Vice President

SECURED PARTY:

Address:	SERCEL, INC.
17200 Park Row	By:
Houston, Texas 77084		Name:
Title:

SERCEL — MICHAM INDUSTRIES
EQL1475
October 15, 2010

MITCHAM INDUSTRIES 8175 Highway 75 South Huntsville, TX 77340 USA
Exhibit “A”
Please note this amount is not the total for sales order EQL1475. It represents the amount invoiced on September 23, 2010.

INVOCE No.	INVOICE DATE	INVOICE TOTAL
50329	June 30, 2010	4,441,598.68
51125	August 31, 2010	2,745.27
51137	August 31, 2010	357,828.80
51414	September 23, 2010	45,754.50

	TOTAL INVOICED AMOUNT:	$4,847,927.25
SERCEL — MICHAM INDUSTRIES
EQL1475
October 15, 2010